UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 6, 2016

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

Members of Humana Inc.’s senior management team are scheduled to meet with investors at various times between September 6, 2016 and the end of the month.  During such meetings, Humana’s management expects to reaffirm its earnings per share (EPS) guidance for the year ending December 31, 2016 as follows:

FY16 financial guidance	EPS
Generally Accepted Accounting Principles (GAAP)	At least $8.55
Transaction and integration costs (a)	At least 0.37
Amortization of identifiable intangibles (a)	0.33
Adjusted (non-GAAP) guidance (a)	At least $9.25

        This guidance is consistent with that issued in Humana’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 3, 2016.

(a)
The company has included Adjusted EPS guidance in this Form 8-K, which is a financial measure that is not in accordance with GAAP.  Management believes that Adjusted EPS, when presented in conjunction with GAAP EPS, is useful to both management and its investors in analyzing the company’s ongoing business and operating performance.  Consequently, management uses Adjusted EPS as an indicator of business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.  Adjusted EPS guidance for FY16 excludes pretax transaction and integration costs associated with the pending transaction with Aetna Inc. of $61 million, or $0.37 per diluted common share, as well as $78 million pretax, or $0.33 per diluted common share associated with the amortization expense for identifiable intangibles.  Transaction and integration costs beyond those incurred in the first half of 2016 are to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    September 6, 2016